UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

DEFINITIVE SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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SKYSTAR BIO-PHARMACEUTICAL COMPANY
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Room 10601, Jiezuo Plaza
No.4, Fenghui Road South, Gaoxin District
Xi’an, Shaanxi Province
People’s Republic of China

December 11, 2009

Dear Shareholders:

You are cordially invited to attend the annual meeting of shareholders of Skystar Bio-Pharmaceutical Company (the “Company”) to be held at the Company’s principal executive offices located at Room 10601, Jiezuo Plaza, No.4, Fenghui Road South, Gaoxin District, Xi’an, Shaanxi Province, People’s Republic of China on December 31, 2009 at 9:00 a.m. (local time).

At the meeting, shareholders will be asked to vote on the re-election of seven directors, the ratification of the appointment of Moore Stephens Wurth Frazer and Torbet, LLP as the Company’s independent registered public accounting firm for the Company’s 2009 fiscal year, and the ratification of the 2010 Stock Incentive Plan.

The Notice of Annual Meeting of Shareholders and Proxy Statement accompanying this letter provide detailed information concerning matters to be considered at the meeting.

Your vote is important.  I urge you to vote as soon as possible, whether or not you plan to attend the annual meeting.

Thank you for your continued support of Skystar Bio-Pharmaceutical Company.

Sincerely,

/s/ Weibing Lu
Weibing Lu
Chairman of the Board and Chief Executive Officer

Room 10601, Jiezuo Plaza
No.4, Fenghui Road South, Gaoxin District
Xi’an, Shaanxi Province
People’s Republic of China

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

December 11, 2009

TO THE SHAREHOLDERS OF SKYSTAR BIO-PHARMACEUTICAL COMPANY:

The annual meeting of the shareholders of Skystar Bio-Pharmaceutical Company, a Nevada corporation, (the “Company”), will be held on December 31, 2009, at 9:00 a.m. (local time), at the Company’s principal executive offices located at Room 10601, Jiezuo Plaza, No.4, Fenghui Road South, Gaoxin District, Xi’an, Shaanxi Province, People’s Republic of China, for the following purposes:

1.	To re-elect seven directors to serve until the 2010 annual meeting of shareholders.

2.	To ratify the appointment of Moore Stephens Wurth Frazer and Torbet, LLP as the Company's independent registered public accounting firm for the 2009 fiscal year.

3.	To ratify the Company’s 2010 Stock Incentive Plan.

4.	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on December 10, 2009 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. We hope that you will attend the meeting, but if you cannot do so, please complete, date, and sign the enclosed proxy card and return it in the accompanying envelope as promptly as possible. Your proxy card or broker may also provide instructions on voting electronically. Returning the enclosed proxy card (or voting electronically) will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors

Weibing Lu
Chairman of the Board and Chief Executive Officer

Xi’an, People’s Republic of China

Room 10601, Jiezuo Plaza
No.4, Fenghui Road South, Gaoxin District
Xi’an, Shaanxi Province,
People’s Republic of China

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD DECEMBER 31, 2009

December 11, 2009

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of Skystar Bio-Pharmaceutical Company, a Nevada corporation (the “Company”), for use at the annual meeting of shareholders to be held on December 31, 2009, at 9:00 a.m. (local time), or at any adjournment or postponement of the meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting. The annual meeting will be held at the Company’s principal executive offices located at Room 10601, Jiezuo Plaza, No.4, Fenghui Road South, Gaoxin District, Xi’an, Shaanxi Province, People’s Republic of China.  The Company intends to commence mailing this proxy statement and accompanying proxy card on or about December 14, 2009 to all shareholders entitled to vote at the annual meeting.

ABOUT THE MEETING

Why did I receive this proxy statement?

You received this proxy statement because you held shares of the Company’s common stock on December 10, 2009 (the “Record Date”) and are entitled to vote at the annual meeting. The Board of Directors is soliciting your proxy to vote at the meeting.

What am I voting on?

You are being asked to vote on three items:

1.	The election of seven directors (see page 4).

2.	The ratification of Moore Stephens Wurth Frazer and Torbet, LLP as the Company's independent registered public accounting firm for the 2009 fiscal year (see page 6).

3.	The ratification of the Company’s 2010 Stock Incentive Plan (see page 7).

How do I vote?

Shareholders of Record

If you are a shareholder of record, there are three ways to vote:

1.	By completing and returning your proxy card in the postage-paid envelope provided by the Company;

2.	By following the instructions for electronic voting using the Internet or telephone, which are printed on your proxy card; or

3.	By voting in person at the meeting.

Street Name Holders

Shares that are held in a brokerage account in the name of the broker are said to be held in “street name.”

If your shares are held in street name, you should follow the voting instructions provided by your broker. You may complete and return a voting instruction card to your broker, or, in many cases, your broker may also allow you to vote via the telephone or internet. Check your proxy card for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.

Regardless of how your shares are registered, if you complete and properly sign the accompanying proxy card and return it to the address indicated, it will be voted as you direct.

What are the voting recommendations of the Board of Directors?

The Board of Directors recommends that you vote in the following manner:

1.	FOR each of the persons nominated by the Board of Directors to serve as directors.

2.	FOR the ratification of the appointment of Moore Stephens Wurth Frazer and Torbet, LLP as the Company's independent registered public accounting firm for the 2009 fiscal year.

3.	FOR the ratification of the Company’s 2010 Stock Incentive Plan.

Unless you give contrary instructions on your proxy card, the persons named as proxies will vote your shares in accordance with the recommendations of the Board of Directors.

Will any other matters be voted on?

We do not know of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your signed proxy card would authorize Mr. Weibing Lu to vote on such matters in his discretion.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponement or adjournment of the meeting.

How many votes do I have?

For holders of common stock, you will have one vote for each share of the Company’s common stock that you owned on the Record Date.

How many votes can be cast by all shareholders?

The Company had 6,982,420 outstanding shares of common stock on the Record Date, and each of these shares is entitled to one vote.

How many votes must be present to hold the meeting?

The holders of at least a majority of the Company’s common stock outstanding on the Record Date must be present at the meeting in person or by proxy in order to fulfill the quorum requirement necessary to hold the meeting. This means at least 3,491,211 common shares must be present in person or by proxy.

If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will also be counted in determining the quorum. A broker non-vote occurs when a bank or broker holding shares in street name submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.

We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

What vote is required to approve each proposal?

The seven nominees for directors who receive the most votes will be elected.

The required vote to approve (i) the ratification of the appointment of Moore Stephens Wurth Frazer and Torbet, LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year and (ii) the ratification of the Company’s 2010 Stock Incentive Plan is the affirmative vote of a majority of the votes cast, excluding abstentions.

An abstention with respect to these proposals will be counted for the purposes of determining the number of shares entitled to vote that are present in person or by proxy. Accordingly, an abstention will have the effect of a negative vote.

If a broker indicates on the proxy that it does not have discretionary authority to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to the matter.

Can I change my vote?

Yes. You may change your vote by sending in a new proxy card with a later date, or, if you are a shareholder of record, sending written notice of revocation to the Company’s Secretary at the address on the cover of this proxy statement. Also, if you attend the meeting and wish to vote in person, you may request that your previously submitted proxy not be used.

Who can attend the annual meeting?

Any person who was a shareholder of the Company on December 10, 2009 may attend the meeting. If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement so that we can verify your ownership of our stock and admit you to the meeting. You will not, however, be able to vote your shares at the meeting without a legal proxy.

What happens if I sign and return the proxy card but do not indicate how to vote on an issue?

If you return a proxy card without indicating your vote, your shares will be voted as follows:

•	FOR each of the nominees for director named in this proxy statement; and

•	FOR ratification of the appointment of Moore Stephens Wurth Frazer and Torbet, LLP as the Company's independent registered public accounting firm for the 2009 fiscal year.

•	FOR ratification of the Company’s 2010 Stock Incentive Plan.

PROPOSAL 1 - ELECTION OF DIRECTORS

Under the Company’s bylaws, the number of directors of the Company is fixed by the Board of Directors and may be increased or decreased by resolution of the Board of Directors. Currently, the Board has fixed the number of directors at seven persons. Seven directors are to be elected to our Board of Directors at the annual meeting. The Board recommends that Weibing Lu, Wei Wen, Mark D. Chen, R. Scott Cramer, Fan Qiang, Chengtun Qu and Shouguo Zhao to serve as directors. All of the nominees currently serve on our Board of Directors.

Nominees for Director

Weibing Lu,   Chairman of the Board, Chief Executive Officer, and President, received his Bachelor’s degree in science from Wuhan University of Mapping Science and Technology (now known as Wuhan University) in 1985. In 1986, he was a teacher of College of Xian Geology. Mr. Lu attended Xian Jiao Tong University in 1999 where he received a Master’s degree in Business Administration in 2002. Mr. Lu has vast experience in the biotechnology field and in enterprise management. In 1992, he founded the Xian Xingji Electronic Engineering Company and served as its Chairman and President until 1997. In 2002, he was awarded as the title of “Outstanding Enterpriser of Xian Feed Industry” and appointed as a director of Xian Institute of Feed Industry. In July 1997, he founded Xian Tianxing Science and Technology Development Co., Ltd. In December 2003, Xian Tianxing Science and Technology Development Co., Ltd., was reorganized and became Xian Tianxing Bio-Pharmaceutical Co., Ltd. Since December 2003, Mr. Lu has served as Chairman of the Board and General Manager of Xian Tianxing Bio-Pharmaceutical Co., Ltd..

Wei Wen, Director and Secretary, graduated from Xian University of Science and Industry (also known as Xian University of Technology) in 1989. From 1990 to 1994, Mr. Wen was the manager of Sales Department of Xian Zhongtian Science and Technology Development Co., Ltd. Then, from 1994 to 1997, Mr. Wen served as Vice General Manager and Manager of Sales Department of Xian Xingji Electronic Engineering Company. In 1997, Mr. Wen was appointed as the Vice General Manager of Xian Tianxing Science and Technology Development Co., Ltd. which he served until December 2003. After the reorganization of the company in December 2003, Mr. Wen was appointed and continues to serve as Vice General Manager and a Director of Xian Tianxing Bio-Pharmaceutical Co., Ltd. (including as secretary of the Board of Directors).

Mark D. Chen, Director, also serves as chairman of the audit committee and member of the compensation committee. Mr. Chen is the chairman and chief executive officer of Pantheon China Acquisition Corp., a U. S. publicly traded acquisition company he founded in 2006 focusing on pre-IPO Chinese companies. Since 1998, Mr. Chen has been a founding general partner and has served in various positions, including managing director and currently a venture partner, with Easton Capital Investment Group and its various affiliated funds, a New York based private equity investment firm. Mr. Chen has also worked extensively in China and was a founder and senior executive of SureData Inc., a marketing and distribution company in China in 1997. Mr. Chen received a B.S. from the Shanghai Jiao Tong University in Shanghai, China, an M.S. from Pennsylvania State University and an M.B.A. from the Columbia Business School at Columbia University.

R. Scott Cramer, Director, was previously the Chairman from November 2001 to November 2005, Chief Executive Officer from March 2002 to November 2005, and Chief Financial Officer from April 2003 to November 2005, of The Cyber Group. He is currently a member of our Board of Directors. Mr. Cramer is the founder and President of Cramer & Associates, a firm specializing in retirement management, estate planning and investments. He has been a Registered Investment Advisor since August 2001, a Securities Selling Representative since May 1999, and a General Securities Representative (Registered Representative) since July 2002. Mr. Cramer is a graduate of Seminole Community College with an Associate in Arts degree. He received certification as a Chartered Retirement Planning Counselor from the College of Financial Planning in 2001, as a Certified Estate Planning Professional from the Abts Institute for Estate Preservation in 2001, and as a Certified Senior Advisor from the Society of Senior Advisors in 2002.

Qiang Fan, Director, also serves as chairman of the compensation committee and member of the audit committee. Mr. Fan is the President and Founder of MIC Consulting Group, U.S.A., which he established in 1992 to provide operational and financial related problem solving services to privately owned companies. Since 2007, Mr. Fan is the exclusive representative of North America operation for China Venture Capital Research Institute, and the head analyst at Power Partner Institute focusing on IT trends since 2001. From 2006 to 2007, Mr. Fan was a Vice-president of Operation at Kantan Inc., a privately-held boutique technology company focused on wireless solutions for device manufacturers. From 2005 to 2006, he was a Vice-president at Third Wave Ventures, which provides corporate venturing-related advisory, consulting and management services. From 1998 to 2000, Mr. Fan was the exclusive representative in China for PowerQuest, a Utah based international software company that focused on computer data storage management, as well as for ChipCoolers, a U.S. CPU cooler manufacturer. Mr. Fan received his B.A. degree from the Business School of California State University at San Francisco.

Chengtun Qu, Director, is the Vice Dean of the College of Chemistry and Chemical Engineering at Xi’an Shi You University, where he also teaches and heads the environmental engineering department. Dr. Qu is a board member of both the Shaanxi Province Environmental Protection Association and the Shaanxi Province Chemical Engineering Association. As a principal researcher, Dr. Qu has participated in various projects at both national and provincial levels, including ones sponsored by the Chinese Ministry of Science and Technology, and is the recipient of numerous accolades from the Shaanxi provincial government in recognition of his contributions. Dr. Qu has three patents issued by the Chinese State Intellectual Property Office. He has also been extensively published in various scientific journals both in China and abroad. Dr. Qu has a B.S. degree in chemistry from Northwest University in Xi’an, a master’s degree from Southwest Petroleum University and a doctorate degree from Xi’an Jiaotong University.

Shouguo Zhao, Director, also serves as member of both the audit and the compensation committees. Dr. Zhao is an independent director of Shaanxi International Trust & Investment Corp., Ltd., a listed company on the Shenzhen Stock Exchange (SZSE: SZ000563), chairing its Remuneration and Assessment Committee and serving on its Strategy Committee. Dr. Zhao is also an independent non-executive director of Sungreen International Holdings Limited, a listed company on the Hong Kong Exchange (HKEX: HK8306), serving as a member of its audit committee. He is additionally an independent director of Tian Di Yuan Co., Ltd., a listed company on the Shenzhen Stock Exchange (SZSE: SH600665), chairing its Nominating Committee and serving on its Strategy Committee. From June 2005 to June 2008, Dr. Zhao was an independent director of IRICO Group Corporation, a listed company on the Shenzhen Stock Exchange (SZSE: SH600707), chairing its Remuneration and Assessment Committee and serving on its Strategy Committee. Dr. Zhao is the Vice Dean of the School of Economics and Management at Northwest University, where he also serves as a guide professor to doctorate candidates in finance and national economics. He has led and participated in 18 research programs sponsored by governments and the private sectors in areas of financial investment, modern enterprise systems and development strategies, and regional economic development strategies, and has more than 30 publications in various academic journals. Dr. Zhao is a member of Shaanxi Provincial Decision-making Consultative Committee, a member of the Executive Committee of the Tenth Session of Shaanxi Provincial Industrial and Commercial Association, the chairman of the Negotiable Securities Research Society of Shaanxi Province, and a consultant with the Listed Companies Association of Shaanxi Province. Dr. Zhao received his doctorate degree in economics from Northwest University.

The Board recommends a vote “FOR” each nominee.

PROPOSAL 2 - RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Board’s Audit Committee recommends Moore Stephens Wurth Frazer and Torbet, LLP (“Moore Stephens”) as the Company’s independent registered public accountants for the fiscal year ended December 31, 2009. Moore Stephens was the Company’s independent registered public accountants for the fiscal year ended December 31, 2008. The Board requests that shareholders ratify its selection of Moore Stephens as the independent auditor for the fiscal year ending December 31, 2009. If the shareholders do not ratify the selection of Moore Stephens, the Board of Directors will select another firm of accountants.

Representatives of Moore Stephens are not expected to be present at the 2009 annual meeting, either in person or by teleconference.

The Board recommends a vote “FOR” the ratification of the appointment of Moore Stephens Wurth Frazer and Torbet, LLP as the Company’s independent registered public accounting firm.

Principal Accountant Fees and Services

Moore Stephens served as our independent registered public accounting firm for our fiscal years ended December 31, 2008 and 2007.  The following table shows the fees that were billed for audit and other services provided by this firm during the fiscal years indicated:

	Fiscal Year Ended December 31,
	2008	2007
Audit Fees (1)	$185,000	$160,000
Audit-Related Fees (2)	―	―
Tax Fees (3)	7,000	5,000
All Other Fees (4)	―	―
Total	$192,000	$165,000

(1)
Audit Fees – This category includes the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by independent auditors in connection with the engagement for fiscal years.  This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

(2)
Audit-Related Fees – This category consists of assurance and related services by our independent auditors that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under "Audit Fees."  The services for the fees disclosed under this category include consultation regarding our correspondence with the SEC.

(3)
Tax Fees – This category consists of professional services rendered by our independent auditors for tax compliance and tax advice.  The services for the fees disclosed under this category include tax return preparation and technical tax advice.

(4)	All Other Fees – This category consists of fees for other miscellaneous items.

Pre-Approval Policies and Procedures of the Audit Committee

Our Audit Committee approves the engagement of our independent auditors and is also required to pre-approve all audit and non-audit expenses.  During the fiscal year ended December 31, 2008, 0%, 0%, and 0% of our Audit-Related Fees, Tax Fees, and All Other Fees, respectively, were pre-approved by the Audit Committee.  Prior to engaging its accountants to perform particular services, our board of directors obtains an estimate for the service to be performed. All of the services described above were approved by the board of directors in accordance with its procedure.

PROPOSAL 3 - RATIFICATION OF THE 2010 STOCK INCENTIVE PLAN

On December 8, 2009, our board of directors approved the 2010 Stock Incentive Plan (the “Plan”). All of our employees, officers, and directors, and those of our consultants and advisors who (i) are natural persons and (ii) provide bona fide services to the Company not connected to a capital raising transaction or the promotion or creation of a market for our securities are eligible to be granted options or restricted stock awards (each, an “Award”) under the Plan. The Plan is administered by our Board, and the Board establishes certain terms of option awards, including the exercise price and duration, in the applicable option agreement. Awards may be made under the Plan for up to 700,000 shares of our common stock, and the maximum number of shares of common stock with respect to which Awards may be granted to any participant under the Plan is 233,333 shares of common stock. The Plan allows for adjustments for changes in common stock and certain other events, including, but not limited to, any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off, any distribution to holders of common stock other than a normal cash dividend, and liquidation or dissolution.

Amendment and Termination

The Board may at any time, and from time to time, suspend or terminate the Plan in whole or in part or amend it from time to time.

Exercise Price

If applicable, the Board shall establish the exercise price of options at the time each option is granted and specify it in the applicable option agreement. Payment of the option price on exercise of stock options may be made in cash, by check, shares of common stock of the company, payment by such other lawful consideration as the Board may determine, or a combination of the above.

Federal Tax Consequences

The following brief summary of the effect of federal income taxation upon the recipients and us with respect to the shares under the Plan does not purport to be complete, and does not discuss the tax consequences of a recipient's death or the income tax laws of any state or foreign country in which the recipient may reside.

Tax Treatment to the Recipients

The common stock is not qualified under Section 401(a) of the Internal Revenue Code. The recipients therefore, will be required for federal income tax purposes to recognize compensation during the taxable year of issuance unless the shares are subject to a substantial risk of forfeiture. Accordingly, absent a specific contractual provision to the contrary, the recipients will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. If, however, the recipients receive shares of common stock pursuant to the exercise of an option or options at an exercise price below the fair market value of the shares on the date of exercise, the difference between the exercise price and the fair market value of the stock on the date of exercise will be deemed compensation for federal income tax purposes. The recipients are urged to consult each of their tax advisors on this matter. Further, if any recipient is an "affiliate," Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation.

Tax Treatment to the Company

The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be a tax-deductible expense by the Company for federal income tax purposes in the taxable year of the Company during which the recipient recognizes income.

Incorporation by Reference.

The foregoing is only a summary of the Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix A.

Plan Benefits

As of December 10, 2009, we had not issued any shares of common stock pursuant to the Plan.

The Board recommends a vote “FOR” the ratification of the 2010 Stock Incentive Plan.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Our board of directors (the “Board”) currently consists of seven members. Our bylaws provide that our directors will hold office until the annual meeting of shareholders or until their successors have been elected and qualified. Our Board of Directors is responsible for the business and affairs of the Company and considers various matters that require its approval. During the fiscal year ended December 31, 2008, the Board met and/or took action by unanimous written consent 7 times.

There are two committees of the Board — the Audit Committee and the Compensation Committee. The Board created the two committees and adopted charters for these committees on July 14, 2008. Committee assignments are re-evaluated annually. The Board has determined that, in its judgment as of the date of this proxy statement, Mr. Chen, Mr. Fan, Mr. Qu and Mr. Zhao are independent directors within the meaning of Nasdaq Equity Rule 5605(a)(2). Accordingly, all of the members of the Audit Committee are independent within the meaning of Nasdaq Equity Rule 5605(a)(2). The Board also adopted nomination procedures on July 14, 2008.

Attendance of Directors at Shareholder Meetings

All of the Company’s directors are expected to attend the 2009 annual shareholder meeting, either in person or by teleconference.

Audit Committee

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee assists Board oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditor, and prepares the report that the Securities and Exchange Commission requires to be included in the Company’s annual proxy statement. The current members of the Audit Committee are Mark D. Chen, Qiang Fan and Shouguo Zhao, and Mr. Chen serves as the Chairman. The Audit Committee met and/or took action by unanimous written consent zero times during the fiscal year ended December 31, 2008. The Board has determined that Mr. Chen is an “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) and (iii) of Regulation S-K promulgated under the Exchange Act.

Compensation Committee

The Compensation Committee is responsible for overseeing and, as appropriate, making recommendations to the Board regarding the annual salaries and other compensation of the Company’s executive officers and general employees and other policies, and for providing assistance and recommendations with respect to the compensation policies and practices of the Company. The current members of the Compensation Committee are Mark D. Chen, Qiang Fan and Shouguo Zhao, and Mr. Fan serves as the Chairman. The Compensation Committee met and/or took action by unanimous written consent zero times during the fiscal year ended December 31, 2008.

The Compensation Committee:

•
on an annual basis, without the participation of the Chief Executive Officer, (i) reviews and approves the corporate goals and objectives with respect to compensation for the Chief Executive Officer, (ii) evaluates the Chief Executive Officer's performance in light of the established goals and objectives, and (iii) sets the Chief Executive Officer's annual compensation, including salary, bonus, incentive, and equity compensation.

•
on an annual basis, reviews and approves (i) the evaluation process and compensation structure for the Company’s other senior executives, (ii) the Chief Executive Officer’s evaluation of the performance and his recommendations concerning the annual compensation, including salary, bonus, incentive, and equity compensation, of other company executive officers, (iii) the recruitment, retention, and severance programs for the Company’s senior executives, and (iv) the compensation structure for the Board of Directors.

•
as appropriate, makes recommendations to the Board with respect to executive incentive-compensation plans and equity-based plans and administer any incentive plans and bonus plans that include senior officers. Stock option grants are made by the Options Committee, for non-senior officers, but are ratified by the Compensation Committee in its compensation review.

The Compensation Committee shall have the authority to obtain advice and seek assistance from internal and external legal, accounting, and other advisors such as consultants and shall determine the extent of funding necessary for the payment of compensation to such persons.

Nominating Procedure

Pursuant to the nominating procedures adopted by our Board, our independent directors identify and evaluate candidates for election to the Board. The independent directors select director-candidates who, in their view and based on all available information and relevant considerations, are most suited for membership on the Board. The process for identifying and evaluating nominees for director is as follows:

•	The independent directors first determine the incumbent directors whose terms expire at the upcoming meeting and who wish to continue their service on the Board.

•
The independent directors evaluate the qualifications and performance of the incumbent directors who desire to continue their service. In particular, as to each such incumbent director, the independent directors (i) consider if the director continues to satisfy the minimum qualifications for director candidates adopted by the independent directors; (ii) review the performance of the director during the preceding term; and (iii) determine whether there exists any special, countervailing considerations against re-nomination of the director.

•
If the independent directors determines that an incumbent director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as director during the preceding term (and in the event such incumbent director is an independent director, such determination shall be made by the remaining independent directors), and there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, why in the independent directors’ view the incumbent should not be re-nominated, the independent directors, absent special circumstances, propose the incumbent director for re-election.

•
The independent directors identify and evaluate new candidates for election to the Board where there is no qualified and available incumbent, including for the purpose of filling vacancies arising by reason of the resignation, retirement, removal, death, or disability of an incumbent director or a decision of the directors to expand the size of the Board.

•
The independent directors solicit recommendations for nominees from persons that they believe are likely to be familiar with qualified candidates. These persons may include members of the Board, including the independent directors, and management of the Company. The independent directors may also determine to engage a professional search firm to assist in identifying qualified candidates; where such a search firm is engaged, the independent directors shall set its fees and scope of engagement.

•
As to each recommended candidate that the independent directors believe merits consideration, the independent directors (i) cause to be assembled information concerning the background and qualifications of the candidate, including information concerning the candidate required to be disclosed in the Company’s proxy statement under the rules of the SEC and any relationship between the candidate and the person or persons recommending the candidate; (ii) determine if the candidate satisfies the minimum qualifications required by the independent directors of candidates for election as director; (iii) determine if the candidate possesses any of the specific qualities or skills that as determined by the independent directors must be possessed by one or more members of the Board; (iv) consider the contribution that the candidate can be expected to make to the overall functioning of the Board; and (v) consider the extent to which the membership of the candidate on the Board will promote diversity among the directors.

•
The independent directors may, in their discretion, solicit the views of our chief executive officer, other members of the Company’s senior management, and other members of the Board regarding the qualifications and suitability of candidates to be nominated as directors.

•	In their discretion, the independent directors may designate one or more of them (or all of them) to interview any proposed candidate.

In making their selection, the independent directors will consider director candidates recommended by shareholders. In addition to the criteria for evaluation of other candidates to the Board (as listed above), the independent directors may consider the size and duration of the interest of the recommending shareholder or shareholder group in the equity of the Company. The independent directors may also consider the extent to which the recommending shareholder intends to continue holding its interest in the Company, including, in the case of nominees recommended for election at an annual meeting of shareholders, whether the recommending shareholder intends to continue holding its interest at least through the time of such annual meeting.

Any shareholder filing a written notice of nomination for director must describe various matters regarding the nominee and the shareholder, including such information as name, address, occupation, and shares held.  For further details on submitting shareholder proposals for director candidates, see “Shareholder Proposals” below.

Shareholder Communications with Non-Management Members of the Board

Our Board has not adopted a formal process for shareholders to send communications to the independent members of the Board. Shareholders may, however, communicate with the non-management members of the Board by sending correspondence addressed to a non-management member to Skystar Bio-Pharmaceutical Company, Room 10601, Jiezuo Plaza, No.4, Fenghui Road South, Gaoxin District, Xi’an, Shaanxi Province, People’s Republic of China.

DIRECTORS AND EXECUTIVE OFFICERS

The following table identifies our current executive officers and directors, their respective offices and positions, and their respective dates of election or appointment:

Name	Positions Held:	Date of Election or Appointment
Weibing Lu	Chief Executive Officer, President, and Chairman of the Board of Directors	November 2005
Bennet P. Tchaikovsky	Chief Financial Officer	May 2008
Wei Wen	Director and Secretary	November 2005
Mark D. Chen	Director	May 2009
R. Scott Cramer	Director	July 2008
Qiang Fan	Director	July 2008
Chengtun Qu	Director	July 2008
Shaoguo Zhao	Director	July 2008

Arrangements Involving Directors or Executive Officers

There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan, or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements, or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Family Relationships

There are no family relationships among our directors and executive officers.

Business Experience

The business experience of the Company’s directors, including all executive officers serving as directors, is provided above. The experience of the Company’s executive officers who are not also directors is described below.

Bennet P. Tchaikovsky, Chief Financial Officer, is presently also the chief financial officer of China Jo-Jo Drugstores, Inc., which he performs on a part-time basis. He served on the board of directors of Ever-Glory International Group, Inc., as chairman of the audit committee and member of the compensation committee, from March 2008 to November 2009, and on the board of directors of Sino Clean Energy, Inc., as chairman of the audit committee and member of the compensation and nominating committees, from December 2008 to November 2009. From July 2004 through October 2007, Mr. Tchaikovsky served as the chief financial officer of Innovative Card Technologies, Inc., and acted as a consultant that company from November 2007 until July 2008. Mr. Tchaikovsky is a licensed Certified Public Accountant and an inactive member of the California State Bar. He received a B.A. in Business Economics from the University of California at Santa Barbara, and a J.D. from Southwestern University School of Law.

Legal Proceedings

None of our directors or executive officers has, during the past five years:

•
had any petition under the federal bankruptcy laws or any state insolvency law filed by or against, or had a receiver, fiscal agent, or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

•	been convicted in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
been the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i)
acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)	engaging in any type of business practice; or

(iii)	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

•
been the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described in (i) above, or to be associated with persons engaged in any such activity;

•
been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated; or

•
been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, where the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership, and annual reports concerning their ownership of our common shares and other equity securities on Forms 3, 4, and 5 respectively.  Executive officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.  Based on a review of the copies of such forms received by us, and to the best of our knowledge, all executive officers, directors, and greater than 10% stockholders filed the required reports during the fiscal year ended December 31, 2008 in a timely manner, except that (i) one report was untimely filed and one transaction was untimely reported for Mr. Tchaikovsky, (ii) one report was untimely filed for Mr. Fan, (iii) one report was untimely filed for Mr. Qu, and (iv) one report was untimely filed for Mr. Zhao.

Director Independence

Our Board has determined that it currently has 4 members who qualify as "independent" as the term is used in Item 407 of Regulation S-K as promulgated by the SEC and Nasdaq Equity Rule 5605(a)(2).  The independent directors are Mark D. Chen, Qiang Fan, Chengtun Qu and Shaoguo Zhao.  All of the members of our Audit Committee and Compensation Committee qualify as independent.

Code of Ethics

We have adopted a code of ethics that applies to all directors, officers, and employees, including our chief executive officer and chief financial officer, and members of the Board. We will provide to any person, without charge and upon request, a copy of the code of ethics. Any such request must be made in writing to the Company, Attn: Corporate Secretary, Room 10601, Jiezuo Plaza, No.4, Fenghui Road South, Gaoxin District, Xi’an, Shaanxi Province, People’s Republic of China.

Indemnification

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138, or

(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)	the creation of a trust fund;

(b)	the establishment of a program of self-insurance;

(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)	the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances. The determination must be made:

(a)	by the stockholders;

(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Our bylaws also include indemnification provisions. Pursuant to the provisions of the State of Nevada’s Revised Business Statutes, we have adopted the following indemnification provisions in our bylaws for our directors and officers:

     “Section 8.1. Indemnification. No officer or director shall be personally liable for any obligations arising out of any acts or conduct of said officer or director performed for or on behalf of the Corporation. The Corporation shall and does hereby indemnify and hold harmless each person and his heirs and administrators who shall serve at any time hereafter as a director or officer of the Corporation from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of any action alleged to have been heretofore or hereafter taken or omitted to have been taken by him as such director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim of liability; including power to defend such person from all suits as provided for under the provisions of the Nevada Corporation Laws; provided, however that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own gross negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which he may lawfully be entitled, nor shall anything herein contained restrict the right of the Corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided for. The Corporation, its directors, officers, employees and agents shall be fully protected in taking any action or making any payment or in refusing so to do in reliance upon the advice of counsel.

Section 8.2. Other Indemnification. The indemnification herein provided shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8.3. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against liability under the provisions of this Article VIII or the laws of the State of Nevada.

Section 8.4. Settlement by Corporation. The right of any person to be indemnified shall be subject always to the right of the Corporation by its Board of Directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of the Corporation by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.”

EXECUTIVE AND DIRECTOR COMPENSATION

Summary of Compensation

The following summary compensation table indicates the cash and non-cash compensation earned during the fiscal years ended December 31, 2008 and 2007 by the chief executive officer and each of our other two highest paid executives whose total compensation exceeded $100,000 during the fiscal years ended December 31, 2008 and 2007 (if any).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Weibing Lu,	2008	66,028	(2)	-0-	-0-	-0-	-0-	-0-	-0-	66,028
current CEO(1)	2007	8,400	(3)	-0-	-0-	-0-	-0-	-0-	-0-	8,400	(3)

(1)	Mr. Lu received no other form of compensation in the years shown, other than the salary set forth in this table.

(2)	On May 5, 2008, we entered into an employment agreement with Mr. Lu pursuant to which he is entitled to an initial annual compensation of $100,000 as our Chief Executive Officer.

(3)	Mr. Lu’s compensation for 2007 was paid in Chinese RMB which, for reporting purposes, has been converted to U.S. dollars at the conversion rate of 7.6 RMB to one U.S. dollar.

Outstanding Equity Awards at Fiscal Year-End

With the exception of Mr. Bennet P. Tchaikovsky, there were no unexercised options, unvested stock awards or equity incentive plan awards for any of our executive officers outstanding as of December 31, 2008. Pursuant to the terms of his employment under the Loanout Agreement (which terms are described below under the heading “Loanout Agreement for the Services of Bennet P. Tchaikovsky”), Mr. Tchaikovsky was granted 5,219 (post 10-for-1 reverse stock split effected on May 12, 2009) shares of our restricted common stock for his service period from May 5, 2008 through May 4, 2009, which shares were not issued pursuant to any equity incentive plans in effect. As of December 31, 2008, Mr. Tchaikovsky received 2,609 shares, and the balance of 2,610 shares vested during the remainder of his vesting period from January 1, 2009 through May 4, 2009.

 Employment Agreements, Termination of Employment and Change-in-Control Arrangements

Except as described below, we currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control.

Employment Agreement with Weibing Lu

On May 5, 2008, we entered into an Employment Agreement with Mr. Weibing Lu. Under the terms of the Employment Agreement, we agreed to the continued employment of Mr. Lu as our chief executive officer for a term of 5 years. Mr. Lu is to receive an initial annual salary of $100,000, with an annual 5% increase of the prior year’s salary thereafter during the term. Additionally, at the discretion of our board of directors’ compensation committee, Mr. Lu may be eligible for an annual bonus which amount, if any, and payment will be determined by the compensation committee. Mr. Lu is entitled to medical, disability and life insurance, as well as 4 weeks of vacation annually and reimbursement of all reasonable or authorized business expenses.

During its term, the Employment Agreement terminates upon Mr. Lu’s death, in which event we are obligated to pay Mr. Lu’s estate his base salary amount through the first anniversary of his death (or the expiration of the Employment Agreement if earlier than the anniversary date), as well as pro rata allocation of any bonus based on the days of service during the year of death, and all amounts owing to Mr. Lu at the time of termination, including for previously accrued but unpaid bonuses, expense reimbursements and accrued but unused vacation pay.

If Mr. Lu is unable to perform his obligations under the Employment Agreement for over 180 consecutive days during any consecutive 12 months period, we may terminate the Employment Agreement by written notice to Mr. Lu delivered prior to the date that he resumes his duties. Upon receipt of such written notice, Mr. Lu may request a medical examination under which if he is certified to be incapable of performing his obligations for over 2 additional months, the Employment Agreement is terminated. We are obligated to pay Mr. Lu his base salary through the second anniversary of our notice to him of his termination, less any amount Mr. Lu may receive for such period from any Company-sponsored or Company-paid for source of insurance, disability compensation or governmental program. We will also pay Mr. Lu pro rata allocation of any bonus based on the days of service during the year our notice is issued, and all amounts owing to Mr. Lu at the time of termination, including for previously accrued but unpaid bonuses, expense reimbursements and accrued but unused vacation pay.

We may also terminate the Employment Agreement for cause, upon notice if at any time Mr. Lu: (a) refuses in bad faith to carry out specific written directions of our board of directors; (b) intentionally takes fraudulent or dishonest action in his relations with us; (c) is convicted of a crime involving an act of significant moral turpitude; or (d) knowingly commits an act or omits to act in violation of our written policies, the Employment Agreement or any agreements that we may have with third parties and that is materially damaging to our business or reputation. However, termination for the cause described in (a), (b) or (d) is predicated first on Mr. Lu receiving a 5-day written notice and a reasonable opportunity to present his positions, then a subsequent written notice of the termination, with the termination to take effect 20 business days thereafter if Mr. Lu does not dispute the cause for the termination or fails to take corrective actions in good faith. Thereafter, if Mr. Lu takes corrective actions, he may be terminated for the same misconduct upon a 5-day written notice.

On the other hand, Mr. Lu may terminate the Employment Agreement upon written notice if: (w) there is a material adverse change in the nature of his title, duties or obligations; (x) we materially breach the Employment Agreement; (y) we fail to make any payment to Mr. Lu (excepting any payment which is not material and which we are contesting in good faith); or (z) there is a change of control of the Company. However, termination for cause described in (w), (x) or (y) is predicated on our receiving a written notice from Mr. Lu specifying the cause, with the termination to take effect if we fail to take corrective action within 20 business days thereafter. If Mr. Lu terminates the Employment Agreement for any one of these reasons, or if we terminate the Employment Agreement without cause, we are obligated to pay to Mr. Lu (or in the case of his/her death, his estate), his base salary and any bonus, without any offset, as well as all amounts owing to Mr. Lu at the time of termination, including for previously accrued but unpaid bonuses, expense reimbursements and accrued but unused vacation pay.

The Employment Agreement also contains restrictive covenants: (i) preventing the use and/or disclosure of confidential information during or at any time after termination; (ii) preventing competition with Skystar during his employment and for a period of 3 years after termination (including contact with or solicitation of Skystar’s customers, employees or suppliers), provided that Mr. Lu may make investments of up to 2% in the publicly-traded equity securities of any competitor of Skystar; (iii) requiring Mr. Lu to refer any business opportunities to Skystar during his employment and for a period of 1 year after termination. However, Mr. Lu shall have no further obligations with respect to competition and business opportunities if his employment is terminated without cause or if he terminates his employment for cause.

Lastly, we are obligated under the Employment Agreement to indemnify Mr. Lu for any claims made against him in his capacity as our chief executive officer and, in connection to that obligation, we are required to include him under any director and officer insurance policy that is in effect during his employment as our officer, director or consultant.

Loanout Agreement for the Services of Bennet P. Tchaikovsky

On May 5, 2008, we entered into a Loanout Agreement with Worldwide Officers, Inc., a California corporation (“WOI”), pursuant to which we have retained the services of Bennet P. Tchaikovsky to serve as our chief financial officer for a term of one year. Under the terms of the Loanout Agreement, Mr. Tchaikovsky will perform his duties from the United States on a part-time basis (90 hours per month), and we agreed to pay an annual fee of $75,000 for Mr. Tchaikovsky’s services. Additionally, Mr. Tchaikovsky will have the right to receive 52,173 (pre 10-for-1 reverse stock split effected on May 12, 2009) shares of our restricted Common Stock, to vest in four installments every 3 calendar months, including three installments of 13,043 shares and one installment of 13,044 shares. The final installment vested on May 4, 2009.

The Loanout Agreement terminates upon Mr. Tchaikovsky’s death. If Mr. Tchaikovsky is unable to perform his obligations under the Loanout Agreement for over 45 consecutive days during the term of the Loanout Agreement, we may terminate the Loanout Agreement by 10-day written notice to Mr. Tchaikovsky thereafter. We may also terminate the Loanout Agreement for cause, upon notice if at any time Mr. Tchaikovsky: (a) willfully breaches or habitually neglects his duties; or (b) commits acts of dishonesty, fraud, misrepresentation, gross negligence or willful misconduct that would prevent the effective performance of his duties or would result in material harm to us or our business. Lastly, we may terminate the Loanout Agreement without cause upon a 30-day written notice to Mr. Tchaikovsky.

On the other hand, Mr. Tchaikovsky may terminate the Loanout Agreement upon 90-day written notice to Skystar.

The Loanout Agreement also contains restrictive covenants: (i) preventing the use and/or disclosure of confidential information during or at any time after termination; (ii) preventing competition with Skystar during the term of the Loanout Agreement and for a period of 3 years after termination (including contact with or solicitation of Skystar’s customers, employees or suppliers), provided that Mr. Tchaikovsky may make investments of up to 2% in the publicly-traded equity securities of any competitor of Skystar; (iii) requiring Mr. Tchaikovsky to refer any business opportunities to Skystar during the term of the Loanout Agreement and for a period of 1 year after termination. However, Mr. Tchaikovsky shall have no further obligations with respect to competition and business opportunities if his employment is terminated without cause or if he terminates his employment for cause.

Lastly, we are obligated under the Loanout Agreement to indemnify Mr. Tchaikovsky for any claims made against him in his capacity as our Chief Financial Officer and, in connection to that obligation, we are required to include him under any director and officer insurance policy that is in effect during the term of the Loanout Agreement.

Amendment to Loanout Agreement

Although Mr. Tchaikovsky’s term under the Loanout Agreement expired on May 4, 2009, he continued to act as our Chief Financial Officer at our request. On May 26, 2009, we entered into an Amendment to Loanout Agreement (the “Amendment”) with WOI pursuant to which we have continued our engagement of Mr. Tchaikovsky as our Chief Financial Officer under the Loanout Agreement, subject to certain modification of terms. The Amendment amends the Loanout Agreement by renewing Mr. Tchaikovsky’s term for an additional 1-year period, beginning on May 5, 2009. Additionally, we will pay an annual fee of $75,000 for Mr. Tchaikovsky’s services, in twelve monthly installments of $6,250 payable at the beginning of each month. Mr. Tchaikovsky is entitled to receive 7,220 (pre 2-for-1 forward stock split effected on November 16, 2009) restricted shares of the Company’s common stock which will vest in four equal installments of 1,805 shares every three calendar months, with the first installment to vest on August 5, 2009.

Compensation of Directors

The following table provides compensation information for our directors during the fiscal year ended December 31, 2008:

Director Compensation Table

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Weibing Lu(1)	2008	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Erna Gao(1)(2)	2008	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Wei Wen(1)	2008	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Xinya Zhang(1)(2)	2008	-0-	-0-	-0-	-0-	-0-	-0-	-0-
R. Scott Cramer(3)	2008	-0-	-0-	-0-	-0-	-0-	99,900	99,900
Qiang Fan(4)	2008	14,055	-0-	-0-	-0-	-0-	-0-	14,055
Chengtun Qu(5)(8)	2008	1,368	-0-	-0-	-0-	-0-	-0-	1,368
Winston Yen(6)	2008	18,271	-0-	-0-	-0-	-0-	-0-	18,271
Shouguo Zhao(7)(8)	2008	3,420	-0-	-0-	-0-	-0-	-0-	3,420

(1)	We do not have any compensation arrangements with these directors.

(2)	Ms. Erna Gao and Mr. Xinya Zhang resigned from our Board effective July 14, 2008.

(3)
The compensation received by Mr. Cramer during fiscal 2008 was for services unrelated to his duties as a director. The compensation was paid in the form of 90,000 (pre 10-for-1 reverse stock split effected on May 12, 2009) shares of the Company’s restricted common stock, authorized for issuance on February 12, 2008 and which were not issued pursuant to any equity incentive plans in effect. The fair market value of our common stock on February 12, 2008 was $1.11 per share.

(4)
Mr. Qiang Fan was appointed to our board of directors effective July 14, 2008, and is entitled to receive annual compensation of $30,000 for his services rendered as a director, as well as chairman of the compensation and member of the audit committee.

(5)	Dr. Chengtun Qu was appointed to our board of directors effective July 14, 2008, and is entitled to receive annual compensation of RMB 20,000 for his services rendered as a director.

(6)
Mr. Winston Yen was appointed to our board of directors effective July 14, 2008, and is entitled to receive annual compensation of $39,000 for his services rendered as a director, as well as chairman of the audit committee and member of the compensation committee. Mr. Yen resigned from our board of directors on May 26, 2009.

(7)
Dr. Shouguo Zhao was appointed to our board of directors effective July 14, 2008, and is entitled to an annual compensation of RMB 50,000 for his services rendered as a director, as well as a member of both the audit committee and the compensation committee.

(8)	For reporting purposes in this table, compensations in RMB have been converted to U.S. Dollars at the conversion rate of 6.85 RMB to one U.S. Dollar.

Agreements with Our Current Directors

Under our agreement with Mr. Fan, he is entitled to receive annual compensation of $30,000 for his services rendered as a member of the Board, as well as the chairman of the compensation committee and member of the audit committee. Mr. Fan’s annual compensation is payable in cash, although at the discretion of the Board, up to $8,000 of his annual compensation may be paid in the form of a number of shares of the Company’s common stock under the Company’s Stock Incentive Plan #2 (the “Plan”). During his term as a director, we agree to include Mr. Fan as an insured under an officers and directors insurance policy which we will obtain within a reasonable time (the “D&O Insurance”). In addition, we agree to reimburse Mr. Fan for reasonable expenses incurred in connection with the performance of duties as a director of the Company, including travel expenses.

Under our agreement with Dr. Qu, he is entitled to receive annual compensation of RMB 20,000 for his services rendered as a member of the Board. In addition, we agree to reimburse Mr. Qu for reasonable expenses incurred in connection with the performance of duties as a director of the Company, including travel expenses.

Under our agreement with Dr. Zhao, he is entitled to receive annual compensation of RMB 50,000 for his services rendered as a member of the Board, as well as a member of both the audit committee and the compensation committee. In addition, we agree to reimburse Mr. Zhao for reasonable expenses incurred in connection with the performance of duties as a director of the Company, including travel expenses.

Under our agreement with Mr. Chen, he is entitled to receive annual compensation of $14,000 for his services rendered as a member of the Board, as well as the chairman of the audit committee and member of the compensation committee. Additionally, Mr. Chen has the right to receive 2,778 (pre 2-for-1 forward stock split effected on November 16, 2009) shares of our restricted common stock at the beginning of each term of his directorship. We also agree to include Mr. Chen as an insured under the D&O Insurance, and to reimburse him for reasonable expenses incurred in connection with the performance of duties as a director of the Company, including travel expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock beneficially owned on December 10, 2009, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of December 10, 2009 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person. Percentages are determined based on 6,982,420 common shares issued and outstanding as of December 10, 2009. To the best of our knowledge, subject to community and marital property laws, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

Title of Class	Name and Address of Beneficial Owners(1)	Amount of Beneficial Ownership(2)	Percent of Class(2)
Common Stock	Upform Group Limited(3)	939,126	13.45%
Common Stock	Weibing Lu, Director and Chief Executive Officer(3)	939,126	13.45%
Common Stock	Wei Wen, Director(4)	41,544	*
Common Stock	Bennet P. Tchaikovsky, Chief Financial Officer(5)	17,658	*
Common Stock	R. Scott Cramer, Director(6)	156,452	2.24%
Common Stock	Qiang Fan, Director(7)	-0-	0%
Common Stock	Chengtun Qu, Director(8)	-0-	0%
Common Stock	Mark D. Chen, Director(9)	5,556	*
Common Stock	Shouguo Zhao, Director(10)	-0-	0%
Common Stock	Renaissance US Growth Investment Trust PLC(11)	583,376	8.35%
Common Stock	All officers and directors as a group (8 total)	1,160,336	16.62%

  * Less than 1%

(1)	Unless otherwise noted, the address for each of the named beneficial owners is: Rm. 10601, Jiezuo Plaza, No.4, Fenghui Road South, Gaoxin District, Xi’an, Shaanxi Province, China.

(2)	Unless otherwise noted, the number and percentage of outstanding shares of common stock of Skystar is based upon 6,982,420 shares outstanding as of December 10, 2009.

(3)
Upform Group Limited’s (“Upform Group”) address is Sea Meadow House, Blackburne Highway, P.O. Box 116, Road Town, Tortola, British Virgin Islands. Weibing Lu is a director of the Upform Group. Mr. Lu is the majority stockholder and the Chairman of the Board of Directors of Upform Group, and thus Mr. Lu indirectly owns the shares held by Upform Group, through his majority ownership of Upform Group. Thus, the number of shares reported herein as beneficially owned by Mr. Lu includes the shares held by Upform Group.

(4)
The number of shares reported herein as beneficially owned by Wei Wen are held by Clever Mind International Limited, which address is: Sea Meadow House, Blackburne Highway, P.O. Box 116, Road Town, Tortola, British Virgin Islands. Mr. Wen is Chairman of the Board of Directors of Clever Mind and owns approximately 2.3% of the issued and outstanding shares of Clever Mind. Because Mr. Wen is a director of Clever Mind, he might be deemed to have or share investment control over Clever Mind’s portfolio.

(5)	Bennet P. Tchaikovsky’s address is: 6571 Morningside Drive, Huntington Beach, CA 92648. Includes 7,220 shares that Mr. Tchaikovsky is entitled to receive within 60 days of December 10, 2009.

(6)
R. Scott Cramer’s address is: 1012 Lewis Dr., Winter Park, FL 32789. Includes 77,142 shares held by the Cramer Family Trust of which Mr. Cramer is the sole trustee and sole primary beneficiary and 11,000 shares that Mr. Cramer has the right to acquire beneficial ownership of within 60 days of June 25, 2009.

(7)	Qiang Fan’s address is: 9176 West Laguna Way, Elk Grove, CA 95758.

(8)	Chengtun Qu’s address is: No. 18 Dian Zi 2nd Road, School of Chemistry & Chemical Engineering, Xi'an Shiyou University, Xi'an, China.

(9)	Mark D. Chen’s address is: 10-64 #9 Jianguomenwai Avenue, Beijing, China 100600. Includes 5,556 shares that Mr. Chen is entitled to receive within 60 days of December 10, 2009.

(10)	Shouguo Zhao’s address is: No. 229 North Tai Bai Road, School of Economics and Management, Northwest University, Xi'an, China.

(11)
Renaissance US Growth Investment Trust PLC’s (“Renaissance”) address is: 8080 North Central Expressway, Suite 210, Dallas, Texas 75206. Russell Cleveland is the natural person who has voting power and the power to sell, transfer or otherwise dispose of the common stock.

Change in Control

To the knowledge of management, there are no present arrangements or pledges of securities of our company that may result in a change of control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Set forth below are the related party receivables and payables between us and our officers and/or directors as of the date set forth on the table.

	September 30, 2009	December 30, 2008
	(Unaudited)
Short-term loans from shareholders
Mr. Weibing Lu – officer and shareholder (1) (2)	$36,675	$220,050
Mr. Wei Wen – officer and shareholder (2)	36,675	44,010
Ms. Aixia Wang – shareholder (2)	36,675	44,010
Total	$110,025	$308,070

Shares to be issued to related party
Scott Cramer – non-executive director (3)	$195,243	$95,204
Mark D Chen – non-executive director(3)	25,002	—
Total	$220,245	$95,204

Amounts due (from) to related parties
Bennet P. Tchaikovsky – CFO (4)	$—	$13,168
Scott Cramer – non-executive director and shareholder (4)	43,556	224,684
Shaanxi Xingji Electronics Co. - owned by a director's wife (4)	—	4,373
Officer and shareholder (4)	(55,612)	—
Total	$(12,056)	$242,225

(1)
In 2008, Weibing Lu obtained an unsecured personal loan in the amount of $176,040 (RMB 1,500,000) from Huaxia Bank with annual interest rate of 7.47% and advanced to Xian Tianxing to facilitate operations. Xian Tianxing guaranteed the loan. The loan principal and related interest was due on December 30, 2008. On January 4, 2009, Xian Tianxing paid the full principal amount to the bank, with related interest of $15,741.

(2)
On May 29, 2008, Weibing Lu, Wei Wen and Aixia Wang obtained personal loans from Yanta Credit Union and advanced cash to Xian Tianxing in the total amount of $132,030 to facilitate operations. These loans, which were due on May 29, 2009 with 8.436% interest per annum and guaranteed by Xian Tianxing, were paid in full on May 29, 2009. On June 2, 2009, Mr. Lu, Mr. Wen and Ms. Wang again obtained loans from the same bank and advanced cash to Xian Tianxing in the total amount of $109,943. These loans are due on June 1, 2010, with 10.11% interest per annum and are also guaranteed by Xian Tianxing. For the three months and nine months ended September 30, 2009, Xian Tianxing paid interest of $ 0 and $5,630, respectively, for these loans.

(3)
As of September 30, 2009 and December 31, 2008, the Company had $195,243 (representing 19,500 common shares) and $95,204 balances (representing 11,000 common shares), respectively, under agreement to issue shares to Scott Cramer, respectively, as compensation for being a representative of the Company in the United States for the periods from May 2008 to June 30, 2009, and December 31, 2008, respectively. In addition, as of September 30, 2009, the Company had $25,002 balance (representing 5,556 common shares) under agreement to issue shares to Mr. Mark D Chen as compensation at the beginning of each term of his directorship.

(4)
Shaanxi Xinji Electronics Co., Ltd. is owned by the wife of Weibing Lu. The amounts due to Shaanxi Xinji Electronics as of September 30, 2009 and December 31, 2008 were short-term cash transfers for business operations, non-interest bearing, unsecured, and payable upon demand. As of September 30, 2009, the Company also had $55,612 receivable from officers and shareholders for advance for short-term financing purposes. As of September 30, 2009 and December 31, 2008, the Company also had amounts due to Scott Cramer for the expenses paid by them on behalf of the Company.

Our Officers and Directors’ Relationship with Us, Our Subsidiaries and VIE

Mr. Weibing Lu, our chairman and chief executive officer, is a director of Upform Group Limited which, as of December 10, 2009, owned approximately 13.45% of the Company’s issued and outstanding common stock. Mr. Bennet P. Tchaikovsky, our chief financial officer, owned or had the right to approximately 0.25% of the Company’s issued and outstanding common stock. Mr. Wei Wen, who is one of our directors, is director of Clever Mind International Limited which, as of December 10, 2009, owned approximately 0.59% of the Company’s issued and outstanding common stock. Mr. Scott Cramer, who is also one of our directors, owned and/or controlled approximately 2.24% of the Company’s issued and outstanding common stock as of December 10, 2009. Mr. Lu and Mr. Wen are both directors of Skystar Bio-Pharmaceutical (Cayman) Holdings Co., Ltd. (“Skystar Cayman”), our wholly owned subsidiary.

Mr. Cramer is director of Fortunate Time International Ltd. (“Fortunate Time”), wholly owned subsidiary of Skystar Cayman.

The management of Sida Biotechnology (Xian) Co., Ltd. (“Sida”), the wholly owned subsidiary of Fortunate Time, includes Mr. Wen as general manager.

The management of Xian Tianxing Bio-Pharmaceutical Co., Ltd. (“Xian Tianxing”), which we control through contractual arrangements between Sida and Xian Tianxing, includes Mr. Lu as chairman and chief executive officer and Mr. Wen as vice-general manager and director. Mr. Lu also owns approximately 41%, and Mr. Wen approximately 5%, of the issued and outstanding stock of Xian Tianxing.

Mr. Wen is the general manager of Shanghai Siqiang Biotechnological Co., Ltd. (“Shanghai Siqiang”), wholly owned subsidiary of Xian Tianxing.

Other Related Party Transactions

On January 1, 2007, we entered into a 5-year lease agreement with Mr. Weibing Lu, our chief executive officer, to lease the premises at Rm. 10601, Jiezuo Plaza, No.4, Fenghui Road South, Gaoxin District, Xi’an, Shaanxi Province, China, which belongs to Mr. Lu and which has been serving as our headquarters. The annual rent under the lease agreement is RMB 165,600 (approximately $24,000). Mr. Lu previously provided the premises rent-free, in 2005 and 2006, for the use of our administrative division.

On June 17, 2007, Shanghai Siqiang entered into a 10-year lease agreement with Mr. Lu to lease the premises at 1715 Zhongchu Road, Building F, Unit 1001, Shanghai, China, which belongs to Mr. Lu. The annual rent under the lease agreement is RMB 144,000 (approximately $21,000).

SHAREHOLDER PROPOSALS

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2010 annual meeting of shareholders and that shareholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company at its corporate offices no later than March 31, 2010. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

If a shareholder wishes to present a proposal at the Company’s 2009 annual meeting or to nominate one or more directors and the proposal is not intended to be included in the Company’s proxy statement relating to the meeting, the shareholder must give advance written notice to the Company by December 21, 2009. Pursuant to SEC Rule 14a-4(c)(1), if proposals are received prior to the meeting they may be voted upon with the discretionary authority granted to the proxies in this proxy statement and attached proxy card.

Any shareholder filing a written notice of nomination for director must describe various matters regarding the nominee and the shareholder, including such information as name, address, occupation, and shares held.   Any shareholder filing a notice to bring other business before a shareholder meeting must include in such notice, among other things, a brief description of the proposed business and the reasons for the business, and other specified matters. Copies of those requirements will be forwarded to any shareholder upon written request.

SOLICITATION

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing, and mailing of this proxy statement, the proxy card, and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or other regular employees of the Company. No additional compensation will be paid to directors, officers, or other regular employees for such services.

FORM 10-K – ANNUAL REPORT

Enclosed herewith is the Company’s Annual Report on Form 10-K for our fiscal year ended December 31, 2008. Additional copies may be requested in writing. Such requests should be submitted to Corporate Secretary, Skystar Bio-Pharmaceutical Company, Room 10601, Jiezuo Plaza, No.4, Fenghui Road South, Gaoxin District, Xi’an, Shaanxi Province, People’s Republic of China. Exhibits to the Form 10-K will also be provided upon specific request. The materials will be provided without charge.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee operates under a written charter approved by the Board.  The charter provides, among other things, that the Audit Committee has full authority to engage the independent auditor. The Audit Committee has, with regards to the following oversight responsibilities with respect to the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008:

•	reviewed and discussed the audited financial statements with management;

•
discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•
received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and discussed with the independent accountant the independent accountant’s independence; and

•
based on the review and discussions referred to above, recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Respectfully submitted,

The Audit Committee of the Board of Directors

Mark D. Chen, Chairman of the Audit Committee

OTHER MATTERS

The Board of Directors does not know of any other matters that will be presented for consideration at the 2009 annual meeting. If any other matters are properly brought before the 2009 annual meeting, the persons appointed as proxies will vote on such matters in accordance with their best judgment.

* * * * *

APPENDIX A

SKYSTAR BIO-PHARMACEUTICAL COMPANY
2010 STOCK INCENTIVE PLAN

1.           Purpose

The purpose of this 2010 Stock Incentive Plan (the “Plan”) of Skystar Bio-Pharmaceutical Company, a Nevada corporation (the “Company”), is to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s shareholders.  Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.           Eligibility

All of the Company’s employees, officers, and directors, and those Company’s consultants and advisors (i) that are natural persons and (ii) who provides bona fide services to the Company not connected to a capital raising transaction or the promotion or creation of a market for the Company’s securities, are eligible to be granted options or restricted stock awards (each, an “Award”) under the Plan.  Each person who has been granted an Award under the Plan shall be deemed a “Participant”.

3.           Administration and Delegation

(a)           Administration by Board of Directors.  The Plan will be administered by the Board.  The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable.  The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency.  All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.  No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b)           Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”) Board so long as such Committee consists of not less than two members, each member of which shall be an “outside director” within the meaning of Section 162(m) of the Code and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.”.

4.           Stock Available for Awards

(a)           Number of Shares.  Subject to adjustment under Section 7, Awards may be made under the Plan for up to Seven Hundred Thousand (700,000) shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”).  If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of ISOs (as hereinafter defined), to any limitations under the Code.  Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b)           Per-Participant Limit.  Subject to adjustment under Section 7, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be an amount no greater than 233,333 or an amount permitted under Section 162(m) of the Code (“Section 162(m)”).

5.           Stock Options

(a)           General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.  An Option which is not intended to be an ISO (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b)           Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “ISO”) shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code.  Without limiting the generality of the foregoing, this means that the exercise price of an ISO must be at least 100% of the fair market value of the Common Stock on the date of grant (or 110% in the case of a Participant that owns more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary (a “10% Shareholder”)) for the option to qualify as an ISO.  The Final Exercise Date must be no more than 10 years (or 5 years in the case of a 10% Shareholder) from the date of grant for the option to qualify as an ISO.

(c)           Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

(d)           Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

(e)           Exercise of Option.  Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f)           Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)           in cash or by check, payable to the order of the Company;

(2)           except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)           when the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company was owned by the Participant at least six months prior to such delivery;

(4)           to the extent permitted by the Board, in its sole discretion in the applicable option agreement by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5)           by any combination of the above permitted forms of payment.

(g)           Substitute Options.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof.  Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

6.           Restricted Stock.

(a)           Grants.  The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

(b)           Terms and Conditions.  The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c)           Stock Certificates.  Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee).  At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”).  In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

7.           Adjustments for Changes in Common Stock and Certain Other Events

(a)           Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, and (iv) the repurchase price per share subject to each outstanding Restricted Stock Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate.  If this Section 7(a) applies and Section 7(c) also applies to any event, Section 7(c) shall be applicable to such event, and this Section 7(a) shall not be applicable.

(b)           Liquidation or Dissolution.  In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date.  The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award granted under the Plan at the time of the grant.

(c)           Reorganization Events

(1)           Definition.  A “Reorganization Event” shall mean:  (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

(2)           Consequences of a Reorganization Event on Options.  Upon the occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof).  For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options. To the extent all or any portion of an Option becomes exercisable solely as a result of the first sentence of this paragraph, upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price.  Such repurchase right (1) shall lapse at the same rate as the Option would have become exercisable under its terms and (2) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to the first sentence of this paragraph.

(3)           Consequences of a Reorganization Event on Restricted Stock Awards.  Upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

8.           General Provisions Applicable to Awards

(a)           Transferability of Awards.  Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant.  References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b)           Documentation.  Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine.  Such written instrument may be in the form of an agreement signed by the Company and the Participant or a written confirming memorandum to the Participant from the Company.  Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)           Board Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award.  The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)           Termination of Status.  The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

(e)           Withholding.  Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability.  Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).  The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f)           Amendment of Award.  The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an ISO to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g)           Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)           Acceleration.  The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9.           Miscellaneous

(a)           No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company.  The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)           No Rights As Shareholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.  Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c)           Effective Date and Term of Plan.  The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's shareholders to the extent shareholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)).  No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s shareholders, but Awards previously granted may extend beyond that date.

(d)           Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s shareholders if required by Section 162(m) (including the vote required under Section 162(m)).

(e)           Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Nevada, without regard to any applicable conflicts of law.